UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 20, 2004 (December 15, 2004)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-32213 (Commission File No.)	20-0404134 (I.R.S. Employer Identification Number)
33 Maiden Lane New York, NY (Address of principal executive office)		10038 (Zip Code)

(212) 651-7700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 15, 2004, MortgageIT Holdings, Inc.'s Board of Directors adopted the following terms with respect to 2005 Director compensation: (i) $20,000 annual retainer; (ii) a per Board meeting fee of $1,250, to be paid to Directors who attend, in person or by telephone, (x) any regularly scheduled meeting of the Board or any committee thereof, or (y) any Special Meeting of the Board or any committee thereof; and (iii) an annual grant of 2000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), which shall vest in equal parts over a three-year period, the first third to vest one year from the date of grant, the second third to vest two years from the date of grant and the last third to vest three years from the date of grant. The Board also approved the following terms with respect to 2005 committee chairperson compensation: (i) an annual retainer to the Chair of the Audit Committee in the amount of $10,000; (ii) an annual retainer to the Chair of the Compensation Committee in the amount of $7,500; and (iii) an annual retainer to the Chair of the Nominating and Governance Committee in the amount of $5,000. In addition to the compensation set forth above, upon joining the Board of Directors, each member of the Board will receive 3000 shares of restricted Common Stock, which shall vest in equal parts over a three-year period, the first third to vest one year from the date of grant, the second third to vest two years from the date of grant and the last third to vest three years from the date of grant. Also, each current member of the Board will receive (i) a one-time grant of 2000 shares of restricted Common Stock, in acknowledgement of previous service, which shares shall vest in equal parts over a three-year period, the first third to vest on August 4, 2005, the second third to vest on August 4, 2006, and the last third to vest on August 4, 2007; and (ii) a one-time grant of 3000 shares of restricted Common Stock, in consideration for each member's initially joining the Board, which shares shall vest in equal parts over a three-year period, the first third to vest on August 4, 2005, the second third to vest on August 4, 2006, and the last third to vest on August 4, 2007.

On December 17, 2004, we entered into Amendment No. 6 to Amended and Restated Master Repurchase Agreement ("Amendment No. 6"), by and between Merrill Lynch Mortgage Capital Inc., and MortgageIT and MortgageIT Holdings, Inc. (together with MortgageIT, the "Sellers"), which amends the Amended and Restated Master Repurchase Agreement, dated as of August 4, 2004, as amended by Amendment No. 1, dated as of September 21, 2004, Amendment No. 2, dated as of November 11, 2004, Amendment No. 3, dated as of November 18, 2004, Amendment No. 4, dated as of December 8, 2004 and Amendment No. 5, dated as of December 10, 2004 (the "Amended Repurchase Agreement"). The only significant changes to the Amended Repurchase Agreement resulting from Amendment No. 6 are to increase the Maximum Purchase Price (as defined in the Amended Repurchase Agreement) to $1 billion, and to increase the amount of cash and Cash Equivalents (as defined in the Amended Repurchase Agreement) the Sellers must maintain from $2 million to $20 million. The foregoing description of Amendment No. 6 is qualified in its entirety by reference to Amendment No. 6, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

* * * * *

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically; our ability to originate a portfolio of high quality prime adjustable-rate mortgage ("ARM") and hybrid ARM loans; changes in interest rates and/or credit spreads, as well as the success of our hedging strategy in relation to such changes; the quality and size of the investment pipeline and the rate at which we can invest our cash; changes in the markets; legislative/regulatory changes; completion of pending investments; the availability and cost of capital for future investments; competition within the finance and real estate industries; and other risks detailed from time to time in our SEC reports. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this report. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement. We are under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits.

10.1	Amendment No. 6 to Amended and Restated Master Repurchase Agreement, dated December 17, 2004, between MortgageIT Holdings, Inc., MortgageIT, Inc. and Merrill Lynch Mortgage Capital Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.

By:	/s/ JOHN R. CUTI John R. Cuti Secretary

Date: December 20, 2004

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated December 20, 2004 (December 15, 2004)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 6 to Amended and Restated Master Repurchase Agreement, dated December 17, 2004, between MortgageIT Holdings, Inc., MortgageIT, Inc. and Merrill Lynch Mortgage Capital Inc.